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                                                                    EXHIBIT 4.4




                                     BYLAWS
                                       OF
                                KYZEN CORPORATION

                                    ARTICLE 1
                                CORPORATE OFFICES

         1.01. Name. The name of the corporation is Kyzen Corporation (the "Corporation"). The Corporation may conduct operations under such other names as the Board of Directors may designate.

         1.02. Offices. The registered office of the Corporation within the State of Tennessee shall be located at 430 Harding Industrial Drive, Nashville, TN 37211. The Corporation may also have such other offices, including its principal office, at such places, within or without the State of Tennessee, as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                    ARTICLE 2
                              SHAREHOLDERS' MEETING

         2.01. Annual Meetings. The annual meeting of shareholders shall be held on a date and time designated by the Board of Directors and, as set forth in the notice of the meeting, for the purpose of electing Directors and transacting such other business as may be properly brought before the meeting.

         2.02. Special Meetings. Special meetings of shareholders may be called for any purpose or purposes by the Chairman of the Board, the President, a majority of the Board of Directors, or by such person or persons as may be authorized by the Charter or these Bylaws or the Act. A request for a special meeting shall state the purpose of the meeting and the matters proposed to be acted on it.

         2.03. Notice of Meetings. A written notice of each meeting of shareholders stating the place, date and time of the meeting, and, in the case of a special meeting, describing the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to notice of such meeting not less than ten (10) days nor more than two (2) months before the date of the meeting.

         2.04. Place of Meetings. Meetings of shareholders shall be held at such places, within or without the State of Tennessee, as may be designated by the Board of Directors and stated in the notice of meeting.

         2.05. Quorum. The holders of shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum exists with respect to that matter. Unless the Corporation's Charter or the Act provides otherwise, the holders of a majority of the votes entitled to be cast on a matter by a voting group constitute a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, the holder is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.

         2.06. Voting. Directors shall be elected by a plurality of the votes cast by shareholders entitled to vote in the election at a meeting at which a quorum is present. Shareholder action on any other matter is approved by a voting group if the votes cast by shareholders within the voting group in favor of the action exceed the votes cast by shareholders within the voting group in opposition to such action, unless the Corporation's Charter or the Act provides otherwise. If two or more groups


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are entitled to vote separately on a matter, action on the matter is approved only when approved by each voting group.

         2.07. Adjournment. If a meeting of shareholders is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the new date, time and place are announced at the meeting before the adjournment. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the time originally designated for the meeting if a quorum existed at the time originally designated for the meeting; provided, however, if a new record date is or must be fixed under the Act or these Bylaws, a notice of the adjourned meeting must be given to shareholders as of the new record date.

         2.08. Proxies. A shareholder may appoint a proxy to vote at a meeting of shareholders or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other Officer or agent authorized to tabulate votes. An appointment is valid for eleven (11) months, unless another period is expressly provided for in the appointment form. An appointment of a proxy is revocable by the shareholder, unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

         2.09. Action by Written Consent. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, if all shareholders consent to the taking of such action without a meeting by signing one or more written consents describing the action taken and indicating each shareholder's vote or abstention on the action. The affirmative vote of the number of shares which would be necessary to authorize or take action at a meeting of shareholders is the act of the shareholders without a meeting. The written consent or consents shall be included in the minutes or filed with the corporate records reflecting the action taken. Action taken by written consent is effective when the last shareholder signs the consent, unless the consent specifies a different effective date.

         2.10. Business to be Transacted at Annual Meetings.

               (a) Director Nominations. The Board of Directors, or a nominating committee appointed by the Board, shall nominate candidates for election to the Board of Directors to be elected at meetings of shareholders at which directors are to be elected.

               (b) Other Shareholder Business.

                   (1) No business shall be transacted at any annual meeting of shareholders other than business that is: (i) specified in the Corporation's notice of meeting (including shareholder proposals included in the Corporation's proxy materials under Rule 14a-8 of Regulation 14A or any successor rule ("Rule 14a-8") under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), (ii) otherwise brought before the meeting by or at the direction of the Board of Directors, or (iii) a proper subject for the meeting and which is timely submitted by a shareholder of the Corporation entitled to vote at such meeting who complies fully with the notice requirements set forth in this subsection (b) in addition to any other applicable law, rule or regulation applicable to such meeting.

                   (2) For business to be properly submitted by a shareholder before any annual meeting under Section 2.10(b)(1)(iii) above, a shareholder must give timely notice in writing of such business to the Secretary of the Corporation. To be considered timely, a shareholder's notice must be received by the Secretary at the principal office of the Corporation not earlier than the date which is one hundred fifty (150) calendar days nor later than the date which is one hundred twenty



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(120) calendar days before the first anniversary of the date on which the
Corporation first mailed its proxy statement to shareholders in connection with the prior year's annual meeting of shareholders.

                   (3) However, if the Corporation did not hold an annual meeting during the previous year, or if the date of the applicable year's annual meeting has been changed by more than thirty (30) calendar days from the first anniversary of the date of the previous year's meeting, then a shareholder's notice must be received by the Secretary not earlier than the date which is one hundred fifty (150) calendar days before date on which the Corporation first mailed its proxy statement to shareholders in connection with the applicable year's annual meeting and not later than the date of the later to occur of (i) one hundred twenty (120) calendar days before the date on which the Corporation first mailed its proxy statement to shareholders in connection with the applicable year's annual meeting of shareholders or (ii) ten (10) calendar days after the Corporation's first public announcement of the date of the applicable year's annual meeting of shareholders.

                   (4) A shareholder's notice to the Secretary to submit a nomination or other business to an annual meeting of shareholders shall set forth: (i) the name and address of the shareholder; (ii) the class and number of shares of stock of the Corporation held of record and beneficially owned by such shareholder; (iii) the name(s), including any beneficial owners, and address(es) of such shareholder(s) in which all such shares of stock are registered on the stock transfer books of the Corporation; (iv) a representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice; (v) a brief description of the business desired to be submitted to the annual meeting of shareholders, the complete text of any resolutions intended to be presented at the annual meeting and the reasons for conducting such business at the annual meeting of shareholders; (vi) any personal or other material interest of the shareholder in the business to be submitted; (vii) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (viii) all other information relating to the proposed business which may be required to be disclosed under applicable law. In addition, a shareholder seeking to submit such business at the meeting shall promptly provide any other information reasonably requested by the Corporation.

               (c) General.

                   (1) Only those persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible for election as directors at any meeting of shareholders. Only business brought before the meeting in accordance with the procedures set forth in this Section 2.10 shall be conducted at a meeting of shareholders. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.10 and, if any proposed nomination or business is not in compliance with this Section 2.10, to declare that such defective proposal shall be disregarded.

                   (2) For purposes of this Section 2.10, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

                   (3) Notwithstanding the foregoing provisions of this Section 2.10, a shareholder shall also comply with all applicable requirements of state law, the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10.


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                   (4) Notwithstanding the foregoing provisions of this Section
2.10, a shareholder who seeks to have any proposal included in the Corporation's proxy materials shall comply with the requirements of Rule 14a-8 under the Exchange Act.

         2.11. Inspectors. The Board of Directors shall, in advance of any meeting of the shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting shall appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be shareholders.

         2.12. Organization. At every meeting of the shareholders, the Chairman of the Board, or in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following persons present in the order stated: the President, the Vice Presidents in their order of rank, a chairman designated by the Board of Directors, or a chairman chosen by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast, shall act as chairman of the meeting, and the Secretary, or, in his absence, an Assistant Secretary, if any, or any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

                                    ARTICLE 3
                                   RECORD DATE

         In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other action, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy (70) nor less than ten (10) days before the date of such meeting, nor more than seventy (70) days prior to any other action. If no record date is fixed, (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day before the day on which the first notice is given to such shareholders and (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the day that the Board of Directors authorizes the action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date. The Board of Directors must fix a new record date if the meeting is adjourned to a date more than four (4) months after the date fixed for the original meeting.

                                    ARTICLE 4
                                    DIRECTORS

         4.01. Election, Term and Number. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. Directors shall be elected at each annual meeting of shareholders to hold office for the term specified at that annual meeting, but not to exceed



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three (3) years. The number of the directors of the Corporation shall be fixed from time to time be resolution adopted by the affirmative vote of a majority of the entire Board of Directors of the Corporation, except that the minimum number of directors shall be fixed at no less than three (3).

         4.02. Committees. The Board of Directors, with the approval of a majority of all the Directors in office when the action is taken, may create one or more committees in accordance with the Act. Any such committee, to the extent specified by the Board of Directors, may exercise the authority of the Board of Directors in supervising the management of the business and affairs of the Corporation, except that a Committee may not: (i) authorize distributions, except according to a formula or method prescribed by the Board of Directors;
(ii) approve or propose to shareholders action required by law to be approved by shareholders; (iii) fill vacancies on the Board of Directors or any of its committees; (iv) amend the Corporation's Charter; (v) adopt, amend or repeal Bylaws; (vi) approve a plan of merger not requiring shareholder approval; (vii) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or senior executive Officer of the Corporation to do so within limits specifically prescribed by the Board of Directors. The provisions of sections 4.04, 4.05, 4.06, 4.07, 4.08,
4.09 and 4.10 of this Article 4 and of Article 5 applicable to the Board of Directors shall also apply to committees.

         4.03. Compensation. Directors shall receive such compensation as shall be fixed by the Board of Directors and shall be entitled to reimbursement for any reasonable expenses incurred in attending meetings and otherwise carrying out their duties. Directors may also serve the Corporation in any other capacity and receive compensation therefor.

         4.04. Resignation. A Director may resign at any time by delivering written notice to the Corporation, the Board of Directors or the President. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date.

         4.05. Quorum and Voting. A quorum of the Board of Directors consists of a majority of the number of Directors prescribed by the Board of Directors pursuant to section 4.01 of this Article 4. If a quorum is present when a vote is taken, the affirmative vote of a majority of Directors present is the act of the Board of Directors, unless the Corporation's Charter requires the vote of a greater number of Directors.

         4.06. Regular Meetings. Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting (i) at the location of the annual meeting of shareholders immediately after the meeting in each year and (ii) at such times and at such places, within or without the State of Tennessee, as the Board of Directors may determine from time to time. If one of the purposes of a regular meeting is to consider the removal of a Director, at least one days' notice stating this purpose shall be given to all Directors.

         4.07. Special Meetings. Special meetings of the Board of Directors may be called by the President or any two Directors and shall be held at such places, within or without the State of Tennessee, on such dates and at such times as may be stated in the notice of meeting.

         4.08. Notices. Special meetings of the Board of Directors must be preceded by at least one days' notice of the date, time and place of the meeting. The notice need not describe the purpose of the meeting, unless the purpose, or one of the purposes, of the meeting is to remove a Director or Directors. Notice of an adjourned meeting need not be given if the time and place to which the



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meeting is adjourned are fixed at the meeting at which the adjournment is taken and if the period of any one adjournment does not exceed one (1) month.

         4.09. Meeting by Telephone. Any or all Directors may participate in a regular or special meeting by conference telephone or any other means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present in person at the meeting.

         4.10. Action by Written Consent. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if all Directors consent to the taking of such action without a meeting by signing one or more written consents describing the action taken and indicating each Director's vote or abstention on the action. The affirmative vote of the number of Directors that would be necessary to authorize or take action at a meeting is the act of the Board of Directors without a meeting. The written consent or consents shall be included in the minutes or filed with the corporate records reflecting the action taken. Action taken by written consent is effective when the last Director signs the consent, unless the consent specifies a different effective date.

                                    ARTICLE 5
                                WAIVER OF NOTICE

         A shareholder or Director may waive any notice required to be given by the Act, the Corporation's Charter or these Bylaws before or after the date and time stated in the notice. The waiver must be in writing, signed by the shareholder or Director entitled to the notice and delivered to the Corporation and filed in the Corporation's minutes or corporate records, except that a shareholder's or Director's attendance at or participation in a meeting may constitute a waiver of notice under the Act. Neither the business to be transacted at, nor the purpose of, any meeting of the shareholders or Directors need be specified in any waiver of notice.

                                    ARTICLE 6
                                    OFFICERS

         6.01. Election and Term. The Board of Directors shall elect a President and a Secretary and, as deemed appropriate by the Board of Directors, a Chairman of the Board, one or more Vice Chairmen, one or more Vice Presidents, a Treasurer and such other Officers and assistant officers that the Board of Directors may deem appropriate. The Board of Directors may elect Officers at such times as it deems advisable. Each Officer of the Corporation shall serve until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person, except that the President may not serve as the Secretary.

         6.02. Compensation. The salaries and other compensation of the Officers of the Corporation shall be determined by the Board of Directors.

         6.03. Removal. The Board of Directors may remove any Officer at any time, with or without cause, but no such removal shall affect the contract rights, if any, of the person so removed.

         6.04. Resignation. An Officer of the Corporation may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if it provides that the successor does not take office until the effective date. An Officer's resignation does not affect the Corporation's contract rights, if any, with the Officer.




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         6.05. Duties. The duties and powers of the Officers of the Corporation shall be as follows:

               (a) President. The President shall (i) preside at all meetings of the shareholders and the Board of Directors, (ii) be primarily responsible for the general management of the business of the Corporation and for implementing the policies and directives of the Board of Directors, (iii) have authority to make contracts on behalf of the Corporation in the ordinary course of the Corporation's business and (iv) perform such other duties as from time to time may be assigned by the Board of Directors.

               (b) Chairman of the Board. The Chairman of the Board, if such an officer is elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these Bylaws. If there is no President, then the Chairman of the Board shall also have the powers and duties prescribed in these Bylaws for the President.

               (b) Vice Presidents. The Vice Presidents in the order designated by the Board of Directors, shall exercise the functions of the President during the absence or disability of the President and shall perform such other duties as may be assigned by the President or the Board of Directors.

               (c) Treasurer. The Treasurer shall (i) have general supervision over the funds of the Corporation and the investment or deposit thereof, (ii) advise the Officers and, if requested, the Board of Directors regarding the financial condition of the Corporation and (iii) perform such other duties as may be assigned by the Board of Directors.

               (d) Secretary. The Secretary shall (i) attend the meetings of the shareholders, the Board of Directors and committees of the Board of Directors and prepare minutes of all such meetings in a book to be kept for that purpose, (ii) give, or cause to be given, such notice as may be required of all meetings of the shareholders, Board of Directors and committees of the Board of Directors, (iii) authenticate records of the Corporation and (iv) perform such other duties as may be assigned by the Board of Directors.

                                    ARTICLE 7
                      DIRECTOR AND OFFICER INDEMNIFICATION

         The Corporation shall indemnify an individual who is a party to a proceedings because such individual is or was a Director or Officer of the Corporation against any liability incurred in the proceeding and, prior to the disposition thereof, advance the reasonable expenses incurred by such individual to the extent permitted under sections 48-18-502 and 48-18-504 of the Act. The determination of entitlement to indemnification and advancement of expenses shall be made in accordance with section 48-18-506 of the Act.

                                    ARTICLE 8
                                 EMERGENCY BYLAW

         In the event that a quorum of Directors cannot be readily assembled because of a catastrophic event, the Board of Directors may take action by the affirmative vote of a majority of those Directors present at a meeting and may exercise any emergency power granted to a Board of Directors under the act not inconsistent with this Bylaw. If less than three (3) regularly elected Directors are present, the Director present having the greatest seniority as a Director may appoint



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one or more persons (not to exceed the number most recently fixed by the Board of Directors pursuant to section 4.01 of Article 4) from among the Officers or other executive employees of the Corporation to serve as substitute Directors. If no regularly elected Director is present, the Officer present having the greatest seniority as an Officer shall serve as a substitute Director, shall appoint up to four (4) additional persons from among the Officers or other executive employees of the Corporation to serve as substitute Directors. Special meetings of the Board of Directors may be called in an emergency by the Director or, if no Director is present at the Corporation's principal offices, by the Officer present having the greatest seniority as an Officer.

                                    ARTICLE 9
                                 CORPORATE SEAL

         The Corporation may have a corporate seal, but the use of or failure to use any such seal shall not have any legal effect on any action taken or instrument executed by or on behalf of the Corporation. The seal may be used by impressing or affixing it to an instrument or by causing a facsimile thereof to be printed or otherwise reproduced thereon.

                                   ARTICLE 10
                                   FISCAL YEAR

         The fiscal year of the Corporation shall be the calendar year unless otherwise established by the Board of Directors.

                                   ARTICLE 11
                                    AMENDMENT

         The Board of Directors may amend or repeal these Bylaws by a majority vote of the directors then in office at any regular or special meeting of the Board of Directors or by written consent, unless (i) the Corporation's Charter or the Act reserves this power exclusively to shareholders or (ii) the shareholders, in amending or repealing a particular Bylaw, provide expressly that the Board of Directors may not amend or repeal that Bylaw. Notwithstanding any other provisions of these Bylaws, the shareholders may alter, amend or repeal any provision of these Bylaws in accordance with the Act and the Charter.

                                   ARTICLE 12
                                   DEFINITION

         The term "Act" as used in these Bylaws refers to the Tennessee Business Corporation Act, as amended from time to time. Terms defined in the Act shall have the same meanings when used in these Bylaws.




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